UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

September 24, 2008
(September 23, 2008)

Date of Report
(Date of earliest event reported)

AutoZone, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 South Front Street, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 495-6500
Registrant's telephone number, including area code

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On September 23, 2008, the Board of Directors of AutoZone, Inc. (the "Company") elected Luis P. Nieto as a director of the Company.

          On September 23, 2008, Charles M. Elson and N. Gerry House notified the Company's Board of Directors that they will not stand for re-election to the Board at AutoZone's Annual Meeting of Stockholders to be held on December 17, 2008.

          A press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

          On March 23, 2008, the Company issued a press release announcing that its Board of Directors has authorized the repurchase of an additional $500 million of the Company's common stock in connection with its ongoing share repurchase program. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

          The following exhibit is filed with this Current Report pursuant to Items 5.02 and 8.01:

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoZone, Inc.
Dated: September 24, 2008	By:	/s/ HARRY L. GOLDSMITH Harry L. Goldsmith Executive Vice President, General Counsel and Secretary

Exhibit Index
99.1	Press release dated September 24, 2008